UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement [_] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                DUANE READE INC.
                                ----------------
                (Name of Registrant as Specified In Its Charter)

                         -------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (1) Title of each class of securities to which transaction applies:
               -----------
          (2) Aggregate number of securities to which transaction applies:
               ----------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               --------------
          (4) Proposed maximum aggregate value of transaction: ______________
          (5) Total fee paid: ____________

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid: ____________
          (2)  Form, Schedule or Registration Statement No.: ____________
          (3)  Filing Party: __Duane Reade Inc.___
          (4)  Date Filed: _____December 23, 2003__________


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                              For:               Duane Reade Inc.
                              Approved By:       John Henry
                                                 (212) 273-5746
                                                 SVP - Chief Financial Officer

                              Contact:           Cara O'Brien/Lila Sharifian
                                                 Press: Stephanie Sampiere
                                                 (212) 850-5600
                                                 Financial Dynamics


FOR IMMEDIATE RELEASE
---------------------

DUANE READE INC. TO BROADCAST CONFERENCE CALL OVER THE INTERNET

           New York, New York, December 23, 2003 - Duane Reade Inc. (NYSE: DRD) invites investors to listen to a broadcast of the Company's conference call to discuss the merger agreement that was announced today, December 23, 2003. The call will be broadcast live over the Internet on Wednesday, December 24, 2003 at 9:00 a.m. Eastern Time and can be accessed by logging on to HTTP://WWW.DUANEREADE.COM. Anthony Cuti, Chairman, President, and Chief Executive Officer, and John Henry, Senior Vice President and Chief Financial Officer, will host the call.

           An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible at HTTP://WWW.DUANEREADE.COM until January 16, 2004.

           Founded in 1960, Duane Reade is the largest drug store chain in the metropolitan New York City area, offering a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, hosiery, greeting cards, photo supplies and photo finishing. As of September 27, 2003, the company operated 239 stores. Duane Reade maintains a web site at http://www.duanereade.com.

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IMPORTANT INFORMATION

              In connection with the transaction, Duane Reade intends to file relevant materials with the Securities and Exchange Commission ("SEC"), including a proxy statement and the acquiring entities will file other relevant documents with the SEC. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF DUANE READE COMMON STOCK ARE URGED TO READ THEM, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, they will be available for free (along with any other documents and reports filed by Duane Reade with the SEC) at the SEC's website, www.sec.gov, and Duane Reade stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Duane Reade. Such documents are not currently available.

PARTICIPANT INFORMATION

           Rex Corner Holdings, LLC, Rex Corner Holdings, Inc. and Rex Corner Acquisition Corp. were formed as the acquiring entities at the direction of the equity sponsors, which currently include Oak Hill Capital Partners, L.P., Oak Hill Capital Management Partners, L.P. and certain members of Duane Reade's management. Andrew J. Nathanson and Tyler J. Wolfram are the initial directors of each newly formed Delaware corporation. These entities and their directors and officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. As of the date of this communication, Mr. Nathanson has an indirect interest (through his participation in an investment partnership) of less than 1% in the outstanding shares of the common stock of Duane Reade and none of the other foregoing participants has any direct or indirect interest, by security holdings or otherwise, in Duane Reade.

           Duane Reade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for Duane Reade's 2003 annual meeting of stockholders filed with the

SEC on April 10, 2003 and the Form 4s filed by Duane Reade's directors and executive officers since April 10, 2003. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.

              This document may contain statements, estimates or projections that constitute "forward-looking" statements as defined under U.S. federal securities laws. Generally the words "believe," "expect," "intend," estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations or projections. A list and description of some of the risks and uncertainties can be found in Duane Reade's reports filed with the SEC from time to time, including its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

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